Exhibit a-4

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet – QUICK EASY IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

NAVIOS MARITIME HOLDINGS INC.

Your Mobile or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card by mail. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on December 12, 2023.

INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.
MOBILE VOTING On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares.
PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.	MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

PROXY THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT AS SET FORTH IN PROPOSAL 1.	Please mark your votes like this

1.

Approval of Merger Agreement

Proposal to approve and adopt the Agreement and Plan of Merger, dated as of October 22, 2023, by and among Navios Maritime Holdings Inc. (the “Company”), N Logistics Holdings Corporation (“NLHC”), Navigation Merger Sub Inc. (“Merger Sub”), and, for limited purposes, N Shipmanagement Acquisition Corp., and the transactions contemplated thereby, including the merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and a subsidiary of NLHC.

	FOR	AGAINST	ABSTAIN

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OF THE MEETING.

If you wish to vote in accordance with the Board of Directors’ recommendations, just sign this Proxy. You need not mark any boxes.

CONTROL NUMBER

Signature________________________________________	Signature____________________________________	Date__________,	2023

Note: Please sign exactly as name appears hereon. When units are held by Joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer. please give title as such.

Important Notice Regarding the Availability

of Proxy Materials for the

2023 Special Meeting of Stockholders

to be Held On December 13, 2023

To view the 2023 Special Meeting Proxy Statement please go to:

https://www.cstproxy.com/naviosmaritimeholdings/2023

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

NAVIOS MARITIME HOLDINGS INC.

PROXY FOR 2023 SPECIAL MEETING OF STOCKHOLDERS DECEMBER 13, 2023

NAVIOS MARITIME HOLDINGS INC.’S BOARD OF DIRECTORS SOLICITS THIS PROXY

The undersigned, revoking any previous proxies relating to these shares of common stock, hereby acknowledges receipt of the Notice and Proxy Statement in connection with the 2023 Special Meeting of Stockholders to be held at 9:00 a.m. Cayman Islands time, on December 13, 2023 at the offices of Navios Maritime Holdings Inc., Strathvale House, 90 N Church Street, Grand Cayman, KY1-1104 Cayman Islands, and hereby appoints each of Anna Kalathakis and Vasiliki Papaefthymiou as the attorney and proxy of the undersigned, with power of substitution to vote all the shares of common stock and Series I Preferred Stock of Navios Maritime Holdings Corp, registered in the name provided in this Proxy which the undersigned is entitled to vote at the 2023 Special Meeting of Stockholders, and at any adjournments of the meeting, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE MERGER AGREEMENT AS SET FORTH IN.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OF THE MEETING.

If you wish to vote in accordance with the Board of Directors’ recommendations, just sign on the reverse side. You need not mark any boxes.

(Continued, and to be marked, dated and signed, on the other side)